Exhibit 10.17

LETTER OF INTENT

PURCHASE OF AENY OIL & GAS ASSETS

This Letter of Intent for the PURCHASE OF AENY OIL & GAS ASSETS , hereinafter referred to as "LOPI" entered into this 3rd day of April, 2011 by and between Americas Energy Company-AECo, 243 N. Peters Road, Knoxville, Tennessee 37923 and/or their assigns hereinafter referred to as "AECo" and RJCC Group 1, Inc. or their assigns, hereinafter referred to as "RJCC". The parties agree as follows:

Whereas AECo is the Lessor of certain Oil and Gas Leases on several tracts of land containing permitted oil wells and prospect properties located in the county of Cumberland, State of Kentucky originally known as D&D Energy and hereinafter referred to as "PROPERTY" and

Whereas AECo is desirous of Selling said PROPERTY to RJCC under the following terms and conditions:

RJCC shall pay a non-refundable deposit of $100,000.00 upon acceptance of this letter and shall have 45 days to perform due diligence on the Property, upon satisfactory completion of due diligence RJCC shall pay AECo $900,000.00 USD on the following terms: 60/40 (40% to AECo) split on all oil and gas revenues until the $900,000.00 note is paid in full.

Failure to deposit funds on or before May 15th, 2011 shall be deemed a default and result in this agreement being deemed null and void.

AECo shall retain a security interest in all of D&D Energy assets and leases.

AECo shall assist in the transfer all existing drilling permits, leases and provide a Bill of Sale to RJCC.

RJCC shall be responsible for the cost of transferring permits, leases and amendments to the PROPERTY.

RJCC shall produce the oil in compliance with the underlying leases, existing permits and all applicable governmental regulations.

RJCC shall pay all costs of exploration and drilling and all related mineral taxes and severance fees.

All royalties due and payable shall be paid monthly on or before the 20th day of each month.

Land and Mineral Owners and AECo shall have the right during normal business hours to inspect exploration and drilling records of RJCC which shall be maintained in an industry customary manner.

AECo shall provide RJCC with copies of all underlying leases on PROPERTY. AECo will provide copies of the title work and any/all other applicable materials to RJCC.

RJCC shall prepare necessary documents for AECo's signature to transfer all drilling permits on PROPERTY.

RJCC may not transfer, sale or encumber the assets without the specific written approval of AECo.

LETTER OF INTENT PURCHASE AGREEMENT Page 2

Signature Page

AGREED TO this 3rd day of April 2011.

RJCC Group 1, Inc.

/s/ Scotty Scott
By: President, Scotty Scott

AMERICAS ENERGY COMPANY-AECo

/s/ Chris Headrick
By: Chris Headrick, President & CEO